Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2003
     In connection with the annual report of Cyberkinetics Neurotechnology Systems, Inc. (the “Company”) on Form 10-KSB for the period ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, that to his knowledge:
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Timothy R. Surgenor
Timothy R. Surgenor
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Kimi E. Iguchi
Kimi E. Iguchi
Vice President, Finance (Principal Financial and
Accounting Officer)
March 30, 2006
     A signed original of this written statement required by Section 906 has been provided to Cyberkinetics Neurotechnology Systems, Inc. and will be retained by Cyberkinetics Neurotechnology Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.